Exhibit 10.2
EXECUTION VERSION
AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT
AMENDMENT NO. 3 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT, dated as of June 25, 2021 (this “Amendment”) by and between GP COMMERCIAL WF LLC, a Delaware limited liability company, (“Seller”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase Agreement and Securities Contract, dated as of May 9, 2018, by and between Seller and Buyer (as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
SECTION 1.Repurchase Agreement Amendments. The Repurchase Agreement is hereby amended as follows:
(a)The defined term “Alternative Rate” as set forth in Article 2 of the Repurchase Agreement, is hereby deleted in their respective entireties.
(b)Article 2 of the Repurchase Agreement is hereby amended by inserting the following new definitions in correct alphabetical order:
“Benchmark”: Initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause (a) of Section 12.01.
“Benchmark Replacement”: The first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:
(1)    the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)    the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate rate of interest that has been selected by Buyer as the replacement (including, without limitation, a temporary replacement determined by Buyer pursuant to Section 12.01(d)) for the then-current Benchmark for the Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
provided that, in the case of clauses (1) and (2) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.
“Benchmark Replacement Adjustment”:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:
(x)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and
(y)    the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to USD LIBOR for the Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Buyer for the Corresponding Tenor;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion.
“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)    in the case of an Early Opt-in Election, the fifth (5th) Business Day after the Rate Election Notice is provided to Seller.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Compounded SOFR”: The compounded average of daily SOFRs for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in advance or compounding in arrears with a lookback and/or suspension period as a mechanism to determine the Price Differential amount payable prior to the end of each Pricing Period) being established by Buyer in accordance with:
(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR (either in advance or arrears, as applicable); provided that:
(2)    if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that Buyer determines are substantially consistent with at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review;
provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Corresponding Tenor”: With respect to a Benchmark Replacement, an approximately one-month tenor (including overnight) (disregarding Business Day adjustment).
“Delaware Limited Partnership Act”: Chapter 17 of the Delaware Limited Partnership Act, 6 Del. C. §§ 17-101 et seq., as amended.
“Dividing LP”: A Delaware limited partnership that is effecting a Division pursuant to and in accordance with Section 17-220 of the Delaware Limited Partnership Act.
“Division”: The division of (a) a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware

LLC Act or (b) a Dividing LP into two or more domestic limited partnerships pursuant to and in accordance with Section 17-220 of the Delaware Limited Partnership Act.
“Early Opt-in Election”: The occurrence of:
(1)    a determination by Buyer that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities to which Buyer is a party at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, Term SOFR or Compounded SOFR plus (if applicable as a result of a fallback from another benchmark interest rate) a Benchmark Replacement Adjustment, and
(2)    the election by Buyer to declare that an Early Opt-in Election has occurred and the provision by Buyer of written notice of such election to Seller (the “Rate Election Notice”).
“Floor”: The greater of (a) zero (0) and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation (or Amended and Restated Confirmation, as applicable).
“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“June 2021 Amendment Effective Date”: June 25, 2021.
“Rate Election Notice”: Defined in the definition of “Early Opt-in Election”.
“Reference Time”: With respect to any determination of the Benchmark, (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days (as determined in accordance with clause (d) of the definition of “Business Day”) preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website at approximately 2:30 p.m. on the next succeeding U.S. Governmental Securities Business Day.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR”: The forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(c)The defined terms “Fee Letter”, “Initial Termination Date”, “LIBOR”, “Maximum Amount” and “Pricing Rate” as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their respective entireties to read as follows:
“Fee Letter”: The Fourth Amended and Restated Fee and Pricing Letter, dated as of June 25, 2021, between Buyer and Seller, as may be further amended, modified, waived, supplemented, extended, restated or replaced from time to time.
“Initial Termination Date”: June 28, 2022.
“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a one-month period commencing on (and including) the first day of such Pricing Period and ending on (but excluding) the same corresponding date in the following month, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation); provided, that in no event shall LIBOR be less than the Floor. If the calculation of LIBOR results in a LIBOR rate of less than the Floor, LIBOR shall be deemed to be the Floor for all purposes of this Agreement. Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“Maximum Amount”: As of the June 2021 Amendment Effective Date, $100,000,000 and, if Seller requests to exercise the Upsize Option and Buyer, in its sole discretion, grants the Upsize Option in accordance with all terms and conditions of Section 3.06(b), an amount up to $200,000,000. The Maximum Amount shall not be increased by any Future Funding Transaction or reduced upon the repurchase of any

Purchased Asset prior to the earlier of the Revolving Period Expiration Date and the Termination Date; provided, that on and after the earlier of the Revolving Period Expiration Date and the Termination Date, the Maximum Amount on any date shall be an amount equal to the sum of (a) the then-current Aggregate Amount Outstanding, and (b) the Applicable Percentage of those remaining future funding obligations that are scheduled in the Confirmation for the related Purchased Assets, as such amounts decline as Future Funding Transactions under Section 3.10 are funded, Purchased Assets are repurchased and Margin Deficits are satisfied, all in accordance with the applicable terms of this Agreement.
“Pricing Rate”: For any Pricing Period, the Benchmark for such Pricing Period plus the applicable Pricing Margin; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.
(d)Article 2 of the Repurchase Agreement is hereby amended by adding the following paragraph at the end thereof:
Section 2.03 Rates. Price Differential on Transactions denominated in Dollars or any other currency permitted hereunder (if any) may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate, the rates in any Benchmark, any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
(e)Section 10.01 of the Repurchase Agreement is hereby amended by (i) deleting the “or” at the end of clause (r), (ii) replacing the “.” at the end of clause (s) with “; or” and (iii) adding the following at the end thereof::
“(t)    any Seller Party adopts, files, or effects a Division.”
(f)Section 12.01 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.01 Benchmark Replacement; Market Disruption. (a) Notwithstanding anything to the contrary herein or in any other Repurchase Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Repurchase Document in respect of such determination on such date and all determinations on all subsequent dates. If the Benchmark Replacement is determined in connection with a Benchmark Transition Event, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document. If the Benchmark Replacement is determined in connection with an Early Opt-in Election, such Benchmark Replacement will become effective at 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to this Agreement or any other Repurchase Document or further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.
(b)    Benchmark Replacement Conforming Changes. In connection with a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.
(c)    Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to clause (d) below. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.
(d)    Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event or an Early Opt-in Election), adequate and reasonable means do not exist for ascertaining the then-current Benchmark for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Benchmark portion of the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of “Benchmark Replacement”. For the avoidance of doubt, nothing contained in this Section 12.01 shall be construed to eliminate, replace or otherwise affect the Pricing Margin portion of the Pricing Rate calculation, which Pricing Margin shall continue to apply and be calculated as part of the Pricing Rate regardless of the applicable Benchmark.
(e)    London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Buyer to notify Seller of such Benchmark Transition Event pursuant to clause (c) of this Section 12.01 shall be deemed satisfied.
In exercising its rights and remedies under this Section 12.01, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.”
(g)Section 12.02 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Facility Termination Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be the Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of “Benchmark Replacement”, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred. In exercising its rights and remedies under this Section 12.02, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.”
(h)Section 12.03 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.03 Breakfunding. . In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.”
SECTION 2.Conditions Precedent. This Amendment and its provisions shall become effective on the first date on which (i) this Amendment is duly executed and delivered by each of Seller and Buyer, (ii) Buyer receives a fully-executed copy of that certain Fourth Amended and Restated Fee and Pricing Letter, dated as of the date hereof between Seller and Buyer, (iii) Buyer receives a fully-executed copy of that certain Reaffirmation Agreement (Guarantee Agreement), dated as of the date hereof, made by Guarantor in favor of Buyer, (iv) Buyer receives a fully-executed copy of that certain Reaffirmation Agreement (Pledge Agreement), dated as of the date hereof, made by Pledgor in favor of Buyer (the documents described in the foregoing clauses (i)-(iv), collectively, the “Amendment Documents”), and (v) except as set forth in Section 12 of this Amendment, Buyer receives such other documents as Buyer or counsel to Buyer may reasonably request including, without limitation, officer’s certificates, legal opinions and a compliance certificate, in each case in form and substance acceptable to Buyer.
SECTION 3.Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
SECTION 4.Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof (a) all references in the Repurchase Agreement to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby.
SECTION 5.No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller or any of its affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.
SECTION 6.Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof. The words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic transmission or electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce

Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 7.Costs and Expenses. Seller shall pay Buyer’s costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.
SECTION 8.Waivers. (a) Seller acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement or the other Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.
SECTION 9.Submission to Jurisdiction. Each Party irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.12 of the Repurchase Agreement. Nothing in this Amendment will affect the right of any Party to serve process in any other manner permitted by applicable law.
SECTION 10.IMPORTANT WAIVERS. THE WAIVERS SET FORTH IN SECTION 18.03 OF THE REPURCHASE AGREEMENT ARE HEREBY INCORPORATED HEREIN, MUTATIS MUTANDIS, AS IF A PART HEREOF.
SECTION 11.GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
SECTION 12.Post-Closing Obligation. Within fifteen (15) Business Days from the date hereof, Seller shall deliver to Buyer, each in form and substance satisfactory to Buyer, legal opinions (or reaffirmations bringing down the related legal opinions delivered to Buyer on the Closing Date) with respect to (i) the valid existence and good standing of Seller, Pledgor and Guarantor, (ii) the due authorization, execution, delivery and enforceability of each of the Amendment Documents and (iii) the safe harbor treatment of the Repurchase Agreement and other related Repurchase Documents under the Bankruptcy Code.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association
By: /s/ Michael P. Duncan
Name:     Michael P. Duncan
Title:     Director

[Additional Signature Page Follows]

SELLER:
GP COMMERCIAL WF LLC, a Delaware limited liability company
By: /s/ Marcin Urbaszek
Name: Marcin Urbaszek
Title: Chief Financial Officer